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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                        -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                          June 24, 1996 (June 5, 1996)
                          ----------------------------


                                A+ Network, Inc.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Tennessee                          0-22238                      62-1225322
- ---------------                  ----------------               ----------------
(State or Other                  (Commission File               (I.R.S. Employer
Jurisdiction of                       Number)                    Identification
Incorporation)                                                       Number)



              40 South Palafox Street
                Pensacola, Florida                             32501
     ----------------------------------------                ----------
     (Address of principal executive offices)                (Zip Code)


                                 (904) 438-1653
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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                              Page 1 of ___ pages

                       Exhibit Index located on Page ___
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ITEM 5.  Other Events.

        On June 5, 1996, A+ Network, Inc. (the "Company") consummated the acquisition of Page East, Inc. ("Page East"), an affiliate headquartered in Windsor, North Carolina.

        The Company acquired all of the outstanding stock of Page East for a purchase price of $14,886,000 million, paid by delivery of cash and shares of the Company's common stock. The consideration paid in the transaction was determined through arm's-length negotiations between the management of the Company and the sole shareholder of Page East. The cash portion of the purchase price was provided by cash on hand.

        The assets acquired by the Company in the transaction were used by Page East to provide paging services, and the Company intends to continue such use of the acquired assets.





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                        PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed financial information has been prepared to present the effects of the merger (the "Merger") of A+ Communications Inc. and Network Paging Corporation to form A+ Network, Inc. ("A+ Network") and the sale of the $125,000,000, 11 7/8% Senior Subordinated Notes due 2005 (the "Notes").

The accompanying unaudited pro forma condensed statement of operations for the year ended December 31, 1995 combine the historical statements of operations of A+ Network and Network Paging Corporation ("Network") as if the Merger and the sale of the Notes, which actually occurred on October 24, 1995, had occurred on January 1, 1995.

The unaudited pro forma condensed statement of operations gives effect to the Merger using the purchase method of accounting, and is based upon the final allocation of the acquisition costs and includes the adjustments described in the notes attached hereto.

The unaudited pro forma condensed statement of operations does not purport to represent what the Combined Company's results of operations would have been had the Merger and the sale of the Notes occurred on January 1, 1995 or for any future period or date. The unaudited pro forma condensed financial information should be read in conjunction with A+ Network's historical consolidated financial statements and the consolidated unaudited financial statements of Network and the notes thereto included elsewhere herein.


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                               A+ NETWORK, INC.
                 PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                                 (UNAUDITED)


                                          Historical
                                      --------------------     Pro Forma    Combined
                                      A+ Network   Network    Adjustments    Company
                                      ----------   -------    -----------   --------
                                           (in thousands, except per share data)
Revenues:
  Mobile communication services        $ 41,948    $24,390      $    -      $ 66,338
  Equipment sales                         4,024      4,321           -         8,345
  Telemessaging services                 11,360         -            -        11,360
                                       --------    -------      -------     --------
            Total revenues               57,332     28,711           -        86,043

  Cost of equipment sales                 7,878      4,066           -        11,944
                                       --------    -------      -------     --------
                                         49,454     24,645           -        74,099

Costs and expenses:
  Operating expenses - exclusive
    of depreciation and
    amortization                         11,584      5,533         (359) D    16,758
  Depreciation & amortization            14,835      3,026         (304) A    25,052
                                                                  7,495  B
  Selling                                10,937      7,401          (38) D    18,300
  General & administrative               21,566     12,023       (1,498) D    27,572
                                                                    147  E
                                                                 (4,666) C
  Reorganization                            669         -          (669) H        -
                                       --------    -------      -------     --------
            Total costs and expenses     59,591     27,983          108       87,682
                                       --------    -------      -------     --------
Operating loss                          (10,137)    (3,338)        (108)     (13,583)
Interest expense                         (4,334)      (936)       5,270  F   (15,391)
                                                                (15,391) G
Interest income                             626        176           -           802
                                       --------    -------      -------     --------
Loss before income taxes
  and extraordinary item                (13,845)    (4,098)     (10,229)     (28,172)
Income taxes                                 -        (707)         707  I        -
                                       --------    -------      -------     --------
Loss before extraordinary item          (13,845)    (4,805)      (9,522)     (28,172)
Extraordinary item                         (607)        -            -          (607)
                                       --------    -------      -------     --------
Net income (loss)                      $(14,452)   $(4,805)     $(9,522)    $(28,779)
                                       ========    =======      =======     ========
Weighted average shares
  outstanding                            10,228                               10,228
                                       ========                             ========
Loss per share                         $  (1.41)                            $  (2.81)
                                       ========                             ========


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A  Adjustment to eliminate amortization expense for intangibles recorded by
   Network before the Merger.

B To record amortization expense related to intangibles for the period from January 1, 1995 to October 24, 1995.

C Adjustment to eliminate compensation costs that would not have been incurred had the Merger occurred on January 1, 1995.

D Adjustment to eliminate specific operating and nonrecurring expenses that would not have been incurred had the Merger occurred on January 1, 1995. Such savings are specifically identified as follows:

   Reduction in long distance telephone charges                   $  267,000
   Redundant paging terminals and related telephone expenses          92,000
   Redundant yellow page advertising expense                          38,000
   Salary costs of personnel not to be retained by the Combined
     Company based on analysis of Combined Company staffing
     requirements                                                  1,498,000
                                                                  ----------
       Total                                                      $1,895,000
                                                                  ==========

E Adjustment to provide for changes in compensation of certain executive officers pertaining to employment contracts entered into at the time the Merger closed.

F Adjustment to remove interest expense applicable to all existing long-term debt which was repaid with the proceeds from the sale of the Notes.

G Reflects interest expense on the Notes at 11 7/8% (plus amortization of debt issuance costs of approximately $4.6 million and discount of $907,500). No adjustment has been made to reflect interest income on the net proceeds from the sale of the Notes.

H To give effect to elimination of the non-recurring reorganization expenses incurred by A+ Network, Inc. as a result of the Merger.

I Adjustment to reverse the income tax provision applicable to Network, as its taxable income would be offset by A+ Network's net operating losses for income tax purposes had the merger occurred on January 1, 1995.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS


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        (c) Exhibits


        Exhibit
        Number                             Description
        -------                            -----------
         2.1     Stock Purchase Agreement, dated November 9, 1995, by and among
                 Florida Network, U.S.A., Inc., Page East, Inc. and C.T. Spruill
                 (Incorporated by reference to Exhibit 10.1(q) filed with the
                 Registrant's Annual Report on Form 10-K for the year ended
                 December 31, 1995)




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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     A+ NETWORK, INC.

                                     By: /s/ Randy K. Schultz
                                         ------------------------------------
                                         Randy K. Schultz, Vice President and
                                         Chief Financial
                                         Officer


Date:  June 24, 1996


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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
- -------                          -----------------------
  2.1        Stock Purchase Agreement, dated November 9, 1995, by and among
             Florida Network, U.S.A., Inc., Page East, Inc. and C.T. Spruill
             (Incorporated by reference to Exhibit 10.1(q) filed with the
             Registrant's Annual Report on Form 10-K for the year ended
             December 31, 1995)
